QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.3

SEWARD & KISSEL LLP
901 K STREET, N.W., SUITE 800 WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184 WWW.SEWKIS.COM	ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004 TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421

        We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Sprott Physical Platinum and Palladium Trust (the "Trust") on April 28, 2014, as such may thereafter be amended or supplemented, and in the base prospectus contained therein, under the caption "Legal Matters", without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

Washington, D.C. April 28, 2014
Very truly yours,
/s/ SEWARD & KISSEL LLP Seward & Kissel LLP

QuickLinks

  Exhibit 5.3